SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             CEDAR INCOME FUND, LTD.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:____
      (2)  Aggregate number of securities to which transaction applies:_______
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):___________________________________________________
      (4)  Proposed maximum aggregate value of transaction:___________________
      (5)  Total fee paid:____________________________________________________

[ ]   Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:____________________________________________
      (2)  Form, Schedule or Registration Statement No.:______________________
      (3)  Filing Party:______________________________________________________
      (4)  Date Filed:________________________________________________________

                             CEDAR INCOME FUND, LTD.

                             44 South Bayles Avenue
                         Port Washington, New York 11050

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 30, 1999


To the Stockholders of
CEDAR INCOME FUND, LTD.


     The 1999 Annual Meeting of Stockholders of Cedar Income Fund, Ltd., a Maryland corporation (the "Company"), will be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, on Wednesday, June 30, 1999, at 4:00 p.m., local time, for the following purposes:

     1.   To elect one Class I Director and one Class II Director;

     2. To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on May 14, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                         By Order of the Board of Directors

                                         Leo S. Ullman
                                         Chairman of the Board and
                                         President
Port Washington, New York
May 20, 1999

                             CEDAR INCOME FUND, LTD.
                             44 SOUTH BAYLES AVENUE
                         PORT WASHINGTON, NEW YORK 11050

                          ----------------------------

                                 PROXY STATEMENT
                          ----------------------------

     The accompanying Proxy is solicited by the Board of Directors of Cedar Income Fund, Ltd., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 30, 1999, at 4:00 p.m., local time, or any adjournment thereof, at which stockholders of record at the close of business on May 14, 1999 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

     Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.

     There is being mailed herewith to each stockholder of record the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998. The date of this Proxy Statement is the approximate date on which this Proxy Statement and form of Proxy were first sent or given to stockholders.

     On May 14, 1999, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 542,111 shares of Common Stock, $.01 par value per share ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The proposals to elect two Directors and to approve the appointment of the independent auditors for 1999 require the affirmative vote of a majority of the shares voted on each such proposal in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

     It is expected that the following business will be considered at the Meeting and action taken thereon.

                            1. ELECTION OF DIRECTORS

     Pursuant to the By-Laws of the Company, the Board of Directors of the Company is currently comprised of six members who are divided into three classes serving staggered three-year terms of office. It is proposed to elect at this Meeting (i) one Class I Director to hold office for a three-year term until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualifies and (ii) one Class II Director to hold office for a one-year term until the 2000 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Theodore Fichtenholz is nominated as a Class II Director pursuant to the provisions of the credit facility (the "Credit Facility") originally made by Cedar Bay Company and The Point Associates, L.P. with Titan Management, L.P. which requires that an individual designated by the lender be a member of the Board of Directors for the term of the Credit Facility. In accordance with the Credit Facility, Mr. Fichtenholz has agreed with the Company that, if elected, he will resign from the Board effective immediately upon any termination of the Credit Facility. Class II and Class III Directors will be elected at the Annual Meetings to be held in 2000 and 2001, respectively, for three-year terms, and until their respective successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominees and also with respect to each Director whose term of office will continue after this Meeting.

                              NOMINEES FOR ELECTION

                                                                                        TERM OF
                                     PRINCIPAL                                           OFFICE       SERVED AS A
                                    OCCUPATION AND                                         WILL         DIRECTOR
  NAME                    AGE       POSITIONS HELD                                        EXPIRE        SINCE
  ----                    ---       --------------                                        ------        -----

Jean-Bernard Wurm         49        Mr. Wurm has been a director of HVB Capital           2002          1998
                                    Markets Inc., and its predecessor B.V. Capital
                                    Markets Inc., since January 1, 1993.  Mr.
                                    Wurm began his career with J.P. Morgan in
                                    Paris in the International Money Management
                                    Group and in Frankfurt as a corporate lending
                                    officer before moving to the U.S. in 1979.  In
                                    1986, Mr. Wurm started advising European
                                    investors in the U.S. real estate market.  From
                                    1989 to 1992, Mr. Wurm was the President of
                                    U.S. Land which provided European lenders
                                    with expertise and support in the workout or
                                    disposition of their U.S. real estate assets.
                                    Mr. Wurm has been a member of the finance
                                    committee of the GMHC since 1986 and has
                                    also been Treasurer of the Sciences-Po
                                    Alumni Association for the last three
                                    years and a member of its Board since
                                    1998.

Theodore                  52        Mr. Fichtenholz has been a private practicing         2000          1998
Fichtenholz                         attorney since 1993.  His offices are located in
                                    central Connecticut.  He was first admitted to
                                    the Bar in 1974 in New York.  Mr.
                                    Fichtenholz's practice specializes in real estate
                                    and financing matters.  From 1985 until 1993,
                                    Mr. Fichtenholz was Managing Attorney for
                                    Chase Enterprises, a privately held real estate
                                    company.  From 1977 until 1985, Mr.
                                    Fichtenholz was a partner in a New York City
                                    law firm.  Prior to 1977, Mr. Fichtenholz held
                                    various positions with the City of New York.


                       DIRECTORS WHOSE TERM OF OFFICE WILL
                             CONTINUE AFTER MEETING

                                                                                        TERM OF
                                     PRINCIPAL                                           OFFICE       SERVED AS A
                                    OCCUPATION AND                                         WILL         DIRECTOR
  NAME                    AGE       POSITIONS HELD                                        EXPIRE        SINCE
  ----                    ---       --------------                                        ------        -----

Leo S. Ullman             59        Mr. Ullman has been Chairman of the Board             2001          1998
                                    and President of the Company since 1998 and
                                    has been President of SKR Management Corp.,
                                    an affiliate of the Company, since 1994;
                                    Chairman of Brentway Management LLC,
                                    which provides property management and
                                    leasing services to the Company, since 1994;
                                    and President of Cedar Bay Realty Advisors,
                                    Inc., which provides administrative and
                                    advisory services to the Company, since its
                                    formation in January 1998.  From 1992 through
                                    1995, Mr. Ullman was President of API
                                    Management Services Corp. and API Asset
                                    Management, Inc.  Mr. Ullman has been
                                    involved in real estate property and asset
                                    management for approximately twenty years.
                                    Mr. Ullman has been a member of the New
                                    York Bar since 1966.  From 1993 until the end
                                    of 1998, Mr. Ullman served as "of counsel" to
                                    the New York office of the law firm Schnader
                                    Harrison Segal & Lewis, LLP.

J.A.M.H. der              58        From 1984 through 1994, Mr. der Kinderen              2000          1998
Kinderen                            was Director of Investments of Rabobank
                                    Pension Fund.  Mr. der Kinderen has been or is
                                    Chairman of the Board of the following
                                    entities: Noro America Real Estate B.V. (1995-
                                    present); Noro Amerika Vast Goed B.V. (1985-
                                    present); Mass Mutual Pierson (M.M.P.)
                                    (1988-present); and, since 1996, a director of
                                    Warner Building Corporation.

Everett B. Miller,        51        Mr. Miller is currently the Senior Vice               2000          1998
III                                 President and Chief Executive Officer of
                                    Commonfund Realty, Inc., a regulated
                                    investment advisor. Prior to that,
                                    starting in March 1997, Mr. Miller was
                                    the Senior Vice President and Chief
                                    Executive Officer of two finite REITs,
                                    Endowment Realty Investors and Endowment
                                    Realty Investors II. From January 1995
                                    through March 1997, Mr. Miller was the
                                    Principal Investment Officer for Real
                                    Estate and Alternative Investment at the
                                    Office of the Treasurer of the State of
                                    Connecticut. Prior to that, Mr. Miller
                                    was employed for twenty years at
                                    Travelers Realty Investment Co., at
                                    which his last position was Senior Vice
                                    President.

Brenda J. Walker          46        Ms. Walker has been Vice President and                2001          1998
                                    Treasurer of the Company since 1998 and has
                                    been Vice President of SKR Management Corp.
                                    since 1994; President of Brentway
                                    Management LLC since 1994; and Vice
                                    President of API Management Services Corp.
                                    and API Asset Management, Inc. from 1992
                                    through 1995.  Ms. Walker has been involved
                                    in real estate property and asset management
                                    for approximately twenty years.


The Board of Directors and Committees of the Board

     The powers of the Company are exercised by, or under authority of, and its business and affairs are managed under the direction of, the Board of Directors. In carrying out its responsibilities, the Board of Directors established an Audit Committee, the current members of which are Messrs. der Kinderen, Miller and Wurm. The principal functions of the Audit Committee include recommending to the Board of Directors the selection of the independent auditors; consulting with the independent auditors with respect to matters of interest to the Audit Committee; approving the type, scope and costs of services to be performed by the independent auditors; and reviewing the work of those persons responsible for the Company's day-to-day compliance with accounting principles, financial disclosure, income tax laws, internal controls and recordkeeping requirements. The Board of Directors does not have standing nominating or compensation committees. Special committees of the Board may be appointed from time to time to consider and address specific matters of interest to the Board. During 1998 the Board of Directors held four meetings and the Audit Committee did not hold any meetings. Each Director attended at least 75% of the combined number of meetings of the Board of Directors and of the committees on which he or she served.

Compensation of Directors and Executive Officers

     The officers and Directors of the Company who are also affiliated with Cedar Bay Company ("Cedar Bay") do not receive any remuneration for their services to the Company other than reimbursement of travel and other expenses incurred in connection with their duties. During 1998, Directors not affiliated with Cedar Bay, Mr. Miller, Mr. Wurm and Mr. der Kinderen, received a prorated annual fee of $3,750 plus $750 for each board meeting attended. Mr. Fichtenholz received a prorated annual fee of $1,250 plus $750 for each board meeting attended.

CERTAIN AGREEMENTS AND BUSINESS RELATIONSHIPS

     The Company operates as a real estate investment trust ("REIT"). Pursuant to certain transactions effected in June 1998, the Company reorganized itself into an "umbrella partnership REIT" through the contribution of substantially all of its assets into a limited partnership (the "Operating Partnership") in exchange for the sole general partner interest and all 2,245,411 limited partnership interests ("Units") of the Operating Partnership. Immediately after such assignment, Cedar Bay exchanged 1,703,300 shares of Common Stock for 1,703,300 Units owned by the Company. The shares of Common Stock were cancelled upon their exchange by Cedar Bay. Following these transactions, substantially all of the Company's assets consisted of the controlling general partner interest of the Operating Partnership and approximately 24% of the Units and substantially all of Cedar Bay's assets consisted of 189,737 shares of Common Stock, approximately 35% of the issued and outstanding shares of Common Stock, and approximately 76% of the Units.

     Cedar Bay is a New York general partnership. Triangle Center Associates, L.P., a Pennsylvania limited partnership ("Triangle Center"), and TPA Ownership, L.L.C., a Delaware limited liability company ("TPA"), are the sole partners of Cedar Bay. TPA replaced The Point Associates, L.P., a Pennsylvania limited partnership ("Point Associates") as partner in Cedar Bay as of March 29, 1999. The general partner of Triangle Center is Buttzville Corp., a Delaware corporation ("Buttzville"). The general partner of Point Associates is Selbridge Corp., a Delaware corporation ("Selbridge"). The members of TPA are Thomsville Corp. ("Thomsville"), Hicks Management Corp. ("Hicks"), and Ledford Corp. ("Ledford"), all three of which are Delaware corporations. Leo S. Ullman is the sole limited partner in each of Point Associates and Triangle Center and is an executive officer and director of each of Buttzville, Selbridge, Thomsville, Hicks and Ledford.

Administrative and Advisory Services

     The Company does not have any employees and has contracted with Cedar Bay Realty Advisors, Inc., a New York corporation ("Cedar Bay Realty") to provide administrative, advisory, acquisition and divestiture services to the Company pursuant to an Administrative and Advisory Agreement (the "Advisory Agreement") entered into in April 1998. Cedar Bay Realty is wholly-owned by Mr. Ullman. Mr. Ullman is President and a director of, and Brenda J. Walker is Vice President of, Cedar Bay Realty. The term of the Advisory Agreement is for one (1) year and is automatically renewed annually for an additional year subject to the right of either party to cancel the Advisory Agreement upon 60 days written notice.

     Under the Advisory Agreement, Cedar Bay Realty is obligated to: (a) provide office space and equipment, personnel and general office services necessary to conduct the day-to-day operations of the Company; (b) select and conduct relations with accountants, attorneys, brokers, banks and other lenders, and such other parties as may be considered necessary in connection with the Company's business and investment activities, including, but not limited to, obtaining services required in the acquisition, management and disposition of investments, collection and disbursement of funds, payment of debts and fulfillment of obligations of the Company, and prosecuting, handling and settling any claims of the Company; (c) provide property acquisition and disposition services, research, economic and statistical data, and investment and financial advice to the Company; and (d) maintain appropriate legal, financial, tax, accounting and general business records of activities of the Company and render appropriate periodic reports to the Directors and stockholders of the Company and to regulatory agencies, including the Internal Revenue Service, the Securities and Exchange Commission, and similar state agencies.

     Cedar Bay Realty receives fees for its administrative and advisory services as follows:

(a) a monthly administrative and advisory fee equal to 1/12 of 3/4 of 1% of the estimated current value of real estate assets of the Company, plus 1/12 of 1/4 of 1% of the estimated current value of all other assets of the Company; (b) an acquisition fee equal to 5% of the gross purchase price (before expenses and without deducting indebtedness assumed) of any real property acquired during the term of the Advisory Agreement; provided that the total of all such acquisition fees plus acquisition expenses in connection with the purchase of any real property shall be reasonable and shall not exceed 6% of the amount paid or allocated to the purchase, development, construction or improvement of a property, exclusive of acquisition fees and acquisition expenses; and (c) a disposition fee equal to 3% of the gross sales price (before expenses but without deducting any indebtedness against the property) of any real property disposed of during the term of the Advisory Agreement; provided that no disposition fee shall be paid unless and until the stockholders have received certain distributions from the Company. In addition, Cedar Bay Realty may receive one-half of the brokerage commission on such a disposition but only up to 3% of the price actually paid for the property, subject to certain limitations. Furthermore, if the Advisory Agreement is terminated prior to the liquidation of the Company, Cedar Bay Realty will be entitled to payment of disposition fees based on the ratio of the number of years the Advisory Agreement was operative to the number of years from the date the Advisory Agreement was entered into that such fee became payable. The Company paid $99,180 to Cedar Bay Realty in administrative fees for 1998. No incentive, acquisition or disposition fees were paid in 1998.

Management Services

     With the exception of Germantown Square Shopping Center in Louisville, Kentucky ("Germantown Square"), a retail property in which the Company owns a 50% undivided interest, Brentway Management LLC, a New York limited liability company ("Brentway") provides property management and leasing services to the Company's real property pursuant to a Management Agreement (the "Management Agreement") entered into in April 1998. Brentway is owned by Mr. Ullman and Ms. Walker, who are also Chairman and President of Brentway, respectively. The term of the Management Agreement is for one (1) year and is automatically renewed annually for an additional year subject to the right of either party to cancel the Management Agreement upon 60 days' written notice. Under the Management Agreement, Brentway is obligated to provide property management services, which include leasing and collection of rent, maintenance of books and records, establishment of bank accounts and payment of expenses, maintenance and operation of property, reporting and accounting to the Company regarding property operations, and maintenance of insurance. All of the duties of Brentway are to be fulfilled at the Company's expense; provided, however, that the Company is not required to reimburse Brentway for personnel expenses other than for on-site personnel at the properties managed. Brentway receives fees for its property management services as follows: a monthly management fee equal to 5% of the gross income from properties managed and leasing fees of up to 6% of the rent to be paid during the term of the lease procured. Because Life Investors Insurance Company of America ("Life Investors") owns the other 50% undivided interest in Germantown Square, AEGON USA Realty Advisors Inc., an affiliate of Life Investors, and the Company's former management company and advisor, continues to manage Germantown Square on terms similar to the above. Brentway has subcontracted with various local management companies for site management and leasing services. Brentway was paid $44,587 in property management fees in 1998.

Financial Advisory Agreement

     In June 1998, the Company entered into a Financial Advisory Agreement (the "HVB Agreement") with HVB Capital Markets Inc., as successor to B.V. Capital Markets, Inc. ("HVB"), pursuant to which HVB has agreed to perform the following services as financial advisor to the Company: (a) advise on acquisition financing and/or lines of credit for future acquisitions; (b) advise on acquisitions of United States real property interests and the consideration to be paid therefor; (c) advise on private placements of the shares of the Company;
(d) assist the Board of Directors in developing suitable investment parameters for the Company; (e) develop and maintain contacts on behalf of the Company with institutions with substantial interests in real estate and capital markets; (f) advise the Board with respect to additional private or public offerings of equity securities of the Company; (g) review certain financial policy matters with consultants, accountants, lenders, attorneys and other agents of the Company; and (h) prepare periodic reports of its performance of the foregoing services. As compensation for the foregoing services, the Company is required to pay HVB, (i) .25% of the Company's net asset value, less any indebtedness affecting such net value, but in any event, not less than $100,000 per year;
(ii) a one-time payment of 1.5% of 90% of the agreed value of properties contributed to the Company or its affiliates by persons introduced to the Company by HVB; and (iii) upon the Company becoming self-administered, a one-time payment equal to five times the annual fee income attributable to fee receipts from clients or contacts of HVB that have contributed property to the Company. The term of the HVB Agreement is for a period of one (1) year and is automatically renewed for an additional year subject to the right of either party to cancel at the end of any year upon 60 days' written notice. Mr. Jean-Bernard Wurm, a Director of the Company, is a director of HVB. Under the HVB Agreement, Cedar Bay has agreed to cause its shares to be voted in favor of the election of Mr. Wurm as a Director of the Company. HVB was paid $58,808 for financial advisory services in 1998.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following line graph sets forth for the period January 1, 1994 through December 31, 1998, a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of the Standard & Poor's ("S&P") Stock Index; and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), the NAREIT Equity REIT Total Return Index.

     The graph assumes that the shares of the Company's Common Stock were bought at the price of $100.00 per share and that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

         The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                                  PERIOD ENDING

INDEX                               12/31/93       12/31/94       12/31/95       12/31/96        12/31/97        12/31/98
---------------------------------------------------------------------------------------------------------------------------
Cedar Income Fund, Ltd.             100.00          91.24          106.97         125.50          207.42          202.12
S&P 500                             100.00         101.32          139.39         171.26          228.42          293.69
NAREIT All Equity REIT Index        100.00         103.70          119.48         164.04          198.75          165.71


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to each person and group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock as of May 14, 1999. Each such owner has sole voting and investment powers with respect to the shares of Common Stock owned by it.

                                        Number of Shares
NAME AND ADDRESS                        BENEFICIALLY OWNED    Percent of Class

Cedar Bay Company 1                       1,893,037                 84.3%
c/o SKR Management Corp.
44 South Bayles Avenue
Port Washington, NY  11050


     All of the shares of Common Stock and all of the Units (the "Pledged Securities") held by Cedar Bay are pledged to the lender pursuant to the Credit Facility. If Cedar Bay fails to pay principal or interest when due or otherwise defaults under the Credit Facility, the lender will have the right to foreclose on the Pledged Securities, which will result in a change in control of the Company.

         The following table sets forth the number of shares of Common Stock beneficially owned as of May 14, 1999 by each Director and officer and by all Directors and officers as a group (6 persons).


                                         Amount and Nature
NAME                                   OF BENEFICIAL OWNERSHIP  Percent of Class

Leo S. Ullman 2                             1,893,037                84.3%
J.A.M.H. der Kinderen                             100                   *
Everett B. Miller III                             100                   *
Brenda J. Walker                                  100                   *
Jean-Bernard Wurm                                   0                   -
Theodore Fichtenholz                                0                   -
Directors and Officers as a group
(6 persons)                                 1,893,337                84.3%



COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The Company believes that during 1998 all of its officers, Directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, except as follows: Messrs. der Kinderen, Miller and Wurm have not yet filed their Forms 3 reporting on their election as Directors of the Company. In making this disclosure, the Company has relied solely on written representations of its Directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

--------

1 Represents 189,737 shares of Common Stock and 1,703,300 Units convertible into shares of Common Stock.

2 Mr. Ullman may be deemed to be the beneficial owner of all the shares of Common Stock and Units owned by Cedar Bay Company. Mr. Ullman disclaims beneficial ownership of such securities.

* Such holdings represent less than one percent of the outstanding shares of Common Stock.


OPTIONS GRANTED

     No options have been granted under the Company's 1998 Stock Option Plan.


                     2. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions. Ernst & Young LLP acted as the Company's auditors in 1998.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.


                                3. OTHER MATTERS

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company on or prior to January 20, 2000 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.


                                      Leo S. Ullman
                                      Chairman of the Board and President

Dated:  May 20, 1999

                             CEDAR INCOME FUND, LTD.
               1999 Annual Meeting of Stockholders - June 30, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   P The undersigned stockholder of CEDAR INCOME FUND, LTD., a Maryland corporation, hereby appoints Leo S. Ullman and Brenda J. Walker and
   R each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the
   O Company to be held at 4:00 p.m. on June 30, 1999, and at any adjournment or adjournments thereof (the "Meeting"), with all the
   X power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby
   Y acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                     SEE REVERSE
                                                     SIDE


                                                    DETACH HERE
Please mark /X/ vote as in this example

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

1.   To elect 2 nominees for Directors:
     Nominees:  Jean-Bernard Wurm, Theodore Fichtenholz
     FOR   / /   WITHHELD   / /


/ / _________________________________
    For all nominees except as noted
    above


FOR / /  AGAINST / /  ABSTAIN / /

2.   To ratify the appointment
     of Ernst & Young LLP as
     independent auditors for the fiscal
     year ending December 31, 1999.

3.   With discretionary authority upon such
     other matters as may properly come before the Meeting.


                          MARK HERE         MARK HERE
                        FOR ADDRESS / /   IF YOU PLAN / /
                         CHANGE AND         TO ATTEND
                        NOTE AT LEFT       THE MEETING

                        Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature_____________   Date_________ Signature_______________ Date_________